Exhibit 10.8
SUBSCRIPTION AGREEMENT
THIS SUBSCRIPTION AGREEMENT is entered into as of the 19th day of November, 2025, between VanEck BNB ETF, a statutory trust organized and existing under the laws of Delaware (the “Trust”), and Van Eck Associates Corporation, a corporation organized and existing under the laws of Delaware (the “Purchaser”).
THE PARTIES HEREBY AGREE AS FOLLOWS:
I.    PURCHASE AND SALE OF THE SHARES
(1)    SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, 4,000 shares of beneficial interest, representing fractional undivided beneficial interests in the net assets of the Trust (the “Shares”), at a price per Share of $25.00 for an aggregate purchase price of $100,000, payable in U.S. dollars or the equivalent value, after any associated transaction fees, in BNB (BNB).
II.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:
(1)    PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser’s representation to the Trust, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser’s own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.
(2)    INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).

(3)    COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VANECK BNB ETF

By: VanEck Digital Assets, LLC, solely in its capacity as sponsor to VanEck BNB ETF

By: /s/ Matthew Babinsky
Name: Matthew Babinsky
Title: Vice President

VAN ECK ASSOCIATES CORPORATION

By: /s/ Lee Rappaport
Name: Lee Rappaport
Title: Vice President, Chief Financial Officer and Treasurer
[Signature Page to Subscription Agreement]